Exhibit 23.1

CONSENT OF WIPFLI LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-42353, 333-60564 and 333-179007 on Form S-8, of our report dated February 14, 2014, relating to the financial statements and financial statement schedule of the Actuant Corporation 401(k) Plan, included in this Annual Report on Form 11-K of the Actuant Corporation 401(k) Plan for the year ended August 31, 2013.

/s/ WIPFLI LLP
Milwaukee, Wisconsin
February 14, 2014